Exhibit 10.14

FIRST AMENDMENT (2018-1) TO THE

AMPHENOL CORPORATION SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009

Pursuant to Section 5.1 of the Amphenol Corporation Supplemental Employee Retirement Plan as amended and restated effective January 1, 2009 (the "Plan"), the Plan is hereby amended as follows, effective December 31, 2018, to include a new class of eligible Participants consisting of certain employees whose accrued benefit under the Pension Plan for Employees of Amphenol Corporation is frozen pursuant to Sections 4.1(b)(i) and 4.1(c) of such plan as a result of becoming a Highly Compensated Employee, as defined therein, in order to provide them with a nonqualified benefit equal to the benefit lost in the Pension Plan for Employees of Amphenol Corporation as a result of such freeze.  In order to accomplish this result, the following amendments are made to the Plan:

1.         Section 2.1 shall be amended to add a new subsection (c) to read as follows:

(c).  Participation as a Result of December 31, 2018 Freeze.  Notwithstanding subsections (a) and (b), an employee who ceases to be a “Grandfathered Participant” in the Pension Plan for Employees of Amphenol Corporation  (the “Amphenol Corporation Basic Plan”) on or after December 31, 2018 pursuant to Sections 4.1(b)(i) and 4.1(c) of the Amphenol Corporation Basic Plan as a result of becoming a Highly Compensated Employee, as defined in the Amphenol Corporation Basic Plan, shall become a Participant in this Plan on the day following the date on which such cessation occurs.  Such Participant shall be referred to as a “2018 Freeze Participant.”

2.         Section 2.2 shall be amended to add a semi-colon and new language to the last sentence thereof to read as follows:

           ; provided further that the foregoing proviso shall not apply to a 2018 Freeze Participant.

3.         Section 3.2 is amended by adding a new second paragraph to read as follows:

Notwithstanding the previous paragraph, the Supplemental Retirement Plan Benefit payable to a 2018 Freeze Participant as of the Benefit Commencement Date shall be calculated as: an annual benefit, payable in the Normal Form provided under the Amphenol Corporation Basic Plan, equal to (a) less (b), where:

(a)         is the annual benefit which is derived from Employer and Employee contributions, if any, payable to the Participant or Participant’s Surviving Spouse or other applicable beneficiary, if any, under the Amphenol Corporation Basic Plan as of the Participant’s Benefit Commencement Date, such benefit to be calculated:

(i)        as if the compensation limitation imposed to determine benefits by Section 401(a)(17) of the Code was $500,000 for Plan Years prior to 2007, and 3.33 multiplied by the Section 401(a)(17) limitation for the applicable Plan Year for 2007 and subsequent Plan Years;

(ii)       without regard to any limitations under Code Section 415;

(iii)      for a Participant who receives a portion of his or her remuneration from the Employer or a Participating Employer under the Basic Retirement Plan and a portion from a Foreign Subsidiary (that is not a Participating Employer in the Basic Retirement Plan), as if the definition of compensation under the Basic Retirement Plan includes compensation paid, on or after January 1, 2004, by such Foreign Subsidiary; provided, however, that such Participant is not eligible to participate in a plan of deferred compensation provided by such Foreign Subsidiary, or any person or corporation other than the Employer, with respect to such remuneration; and

(iv)      as if the 2018 Freeze Participant’s benefit thereunder had not been frozen as a result of becoming a Highly Compensated Employee;

(b)        is the annual benefit which is derived from Employer and Employee contributions, if any, and which would be payable to the Participant or the Participant’s Surviving Spouse or other applicable beneficiary, if any, under the Amphenol Corporation Basic Plan if benefits commenced under that plan on the Participant’s Benefit Commencement Date under this Plan.

AMPHENOL CORPORATION
Dated: October 29, 2018	By:	/s/ David Silverman
	Its:	Vice President, Human Resources